Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Trustees of Guggenheim
Equal Weight Enhanced Equity Income Fund
In planning and
performing our audit of the financial statements of Guggenheim Equal Weight Enhanced Equity Income Fund
(the Fund) as of and for the year ended December 31, 2014, in accordance with the standards of the Public
Company Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we express no such opinion.
The management
of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements. Also, projections of any evaluation
of effectiveness to future periods are subject to
the risk that controls may become inadequate because
of changes in conditions, or that the degree of
compliance with the policies or procedures may
deteriorate.
A deficiency in internal control
over financial reporting exists when the design
or operation of a control does not allow management
or employees, in the normal course of performing
their assigned functions, to prevent or detect
misstatements on a timely basis. A material weakness
is a deficiency, or a combination of deficiencies,
in internal control over financial reporting, such
that there is a reasonable possibility that a material
misstatement of the companys annual or interim financial
statements will not be prevented or detected on a timely
basis.
Our consideration of the Funds internal control
over financial reporting was for the limited purpose
described in the first paragraph and would not necessarily
disclose all deficiencies in internal control that might
be material weaknesses under standards established by the
Public Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds internal
control over financial reporting and its operation,
including controls over safeguarding securities, that
we consider to be a material weakness as defined above
as of December 31, 2014.
This report is intended solely
for the information and use of management and the Board
of Trustees of Guggenheim Equal Weight Enhanced Equity
Income Fund and the Securities and Exchange Commission
and is not intended to be and should not be used by
anyone other than these specified parties.
/s/ Ernst & Young LLP
McLean, Virginia

February 26, 2015